Exhibit 10.13

EXECUTION VERSION

FIRST AMENDMENT TO SUBORDINATED NOTE

This First Amendment to 20% OID Subordinated Note (this “Amendment”) dated as of September 26, 2024 (the “Effective Date”) is entered into by and between 1847 Holdings LLC, a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), and _________ (together with its successors and, if permitted, assigns, the “Purchaser”).

RECITALS

A. The Purchaser and the Company entered into the Securities Purchase Agreement dated as of May 8, 2024 (as amended by Amendment No. 1 to Securities Purchase Agreement dated as of the date hereof and as further amended, superseded, replaced, or otherwise modified from time to time, the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, the Company issued a 20% OID Subordinated Note having a principal amount equal to $625,000, dated as of May 8, 2024 (the “Note”).

C. The Purchaser and the Company desire to amend the Note pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, or if not defined therein, in any of the applicable Transaction Documents (as defined in the Purchase Agreement), in each case as of the date hereof.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment of Cover Items on Note:

A.	The Original Issue Discount is hereby increased from $125,000 to $218,750.

B.	All references to “20% OID” and “20% original issue discount” are hereby replaced with “35% OID” and “35% original issue discount”, respectively.

C.	The Original Principal Amount is hereby increased from $625,000 to $868,750.

D.	The Maturity Date is hereby amended to be November 30, 2024.

E.	The definition of “Default Amount” in the Note is hereby amended to substitute “130%” in place of “140%” in clause (i)(y) thereof.

2.	Definitions. The following definition in Section 1 of the Note is hereby amended and restated in its entirety as follows:

“Default Amount” means the sum of: (i) the product of (x) the outstanding balance of the Original Principal Amount of this Note and (y) 130%, plus (ii) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

3.	Miscellaneous.

(a) This Amendment is an amendment and does not in any way constitutes a novation of any Note. This Amendment is limited as written and is a Transaction Document and, as such, is subject to various interpretative and similar provisions of the Purchase Agreement. As of the date first written above, each reference in any Note to “this Note,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to such Note (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to such Note as modified thereby, and this amendment and the Note shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any Transaction Document or (B) commit or otherwise obligate the Purchaser to enter into or consider entering into any other amendment, waiver or modification of any Transaction Document.

(b) All communications and notices hereunder shall be given as provided in the Transaction Documents. This amendment (a) shall be governed by and construed in accordance with the law of the State of Delaware, (b) is for the exclusive benefit of the parties hereto and, together with the other Transaction Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Transaction Documents (and any attempt to assign this amendment without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Note and the other Transaction Documents. The fact that any term or provision of this amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

(c) No Other Amendments. All other provisions of the Note shall remain unchanged and unaffected by this Amendment. Except as modified by this Amendment, the Note remains unmodified and in full force and effect.

(d) Entire Agreement. This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(e) Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed by each of the parties. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

(g) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile or other electronic transmission a signature page of this Amendment signed by such party, and any such facsimile or other electronic transmission shall be treated in all respects as having the same effect as an original signature.

(h) Expenses. The Company also agrees to include in the amended Original Principal Amount an aggregate of $25,000 to reimburse the Purchaser for all of Purchaser’s reasonable expenses, including, without limitation, fees and disbursements of Purchaser’s counsel, incurred by Purchaser in connection with this Amendment, for a total Original Principal Amount of $868,750 as provided for in Section 1(C) herein.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date first set forth above.

COMPANY:		INVESTOR:

1847 HOLDINGS LLC		[ ]

By:		By:
Name:	Ellery W. Roberts	Name:
Title:	Chief Executive Officer	Title:

3